UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 8, 2006

Creative Enterprises International, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

461 Park Avenue South, Suite 303
New York, NY 10016
(Address and zip code of principal executive offices)

(212) 868-5262
(Registrant's telephone number, including area code

825 Lafayette Road, Bryn Mawr, PA 19010
(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Sale of Unregistered Equity Securities

On March 8, 2006, Michael Salaman, the Chairman and former Chief Executive Officer and President of Creative Enterprises International, Inc. (the ‘‘Registrant’’) agreed to provide the Registrant with a loan of up to $442,000, of which $242,000 has been funded. The Registrant will issue a convertible promissory note (the ‘‘Note’’) to Mr. Salaman to evidence the loan, which will be issued on the date that all funds are delivered to the Registrant, which is anticipated to occur by March 17, 2006. At the option of the holder, the Note will be convertible into the securities issued by the Registrant in any financing transaction that the Registrant consummates during the term of the Note. The Note will be due one year from the date of issuance and the principal amount of the Note shall accrue interest at the rate of 10% per annum, payable upon maturity. The Note was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as Mr. Salaman is an accredited investor with access to material information about the company. The Note is a restricted security under the terms of the Securities Act of 1933 and may not be transferred or resold for a period of one year, except pursuant to registration under the Securities Act or an exemption thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 8, 2006, the Registrant elected Messrs. Christopher Durkin and James Robb to serve as members of its board of directors and appointed Mr. Durkin as its new Chief Executive Officer and President, replacing Mr. Michael Salaman.

Effective March 8, 2006, Michael Salaman, the Chief Executive Officer and President of the Registrant, resigned from his employment and officer positions with the Registrant and agreed to a consulting arrangement. Mr. Salaman, however, will continue to serve on the Registrant’s board of directors as its Chairman. The Registrant and Mr. Salaman have agreed to enter into a consulting arrangement pursuant to which Mr. Salaman will provide the Registrant with marketing and product development advice and act as an advisor to the Chief Executive Officer. In addition, Mr. Scott Perlstein, a member of the Registrant’s board of directors resigned from the board effective March 8, 2006.

Biographical Information

Christopher Durkin. Prior to joining the Registrant, Mr. Durkin served as the founder and president of Durkin Capital Group, LLC, a financial consulting firm. Prior to that, Mr. Durkin was a Group Director at LaBranche & Co. from March 2001 to September 2004 and was Senior Vice President — Corporate and Business Development for Robb Peck McCooey Specialist Corp. from August 1994 to March 2001. Prior to that, from November 1980 to July 1994, Mr. Durkin worked for approximately fourteen years at the New York Stock Exchange, Inc. in various capacities, including Market Surveillance Analyst and Market Surveillance Manager, responsible for performance evaluation of specialists and rule and policy development. Mr. Durkin is 42 years old.

James Robb. James Robb, who joins the company as an independent director, was a former partner at Robb, Peck, McCooey Financial Services, Inc., and private investor for the past 5 years following the sale of Robb, Peck, McCooey to LaBranche in 2001. Mr. Robb served in various capacities at Robb Peck, McCooey from 1977 until its sale to LaBranche. Robb, Peck, McCooey Financial was the sixth-largest New York Stock Exchange specialist firm by listings and the seventh-largest by trading volume. It served as specialist for 137 NYSE-listed companies. Mr. Robb is 48 years old.

Item 8.01	Other Events

Effective March 8, 2006, the Registrant determined that its executive offices shall be located at 461 Park Avenue South, Suite 303, New York, New York 10016.

On March 9, 2006, the Registrant issued a press release regarding the events described in this Current Report. A copy of the press release is attached as Exhibit 99.1. Exhibit 99.1 is being ‘‘furnished’’ and shall not be deemed ‘‘filed’’ for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements And Exhibits

(c)	Exhibits

The following exhibits are filed or furnished herewith:

99.1 Press Release dated March 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CREATIVE ENTERPRISES INTERNATIONAL, INC.

By: /s/ Christopher Durkin
Name:	Christopher Durkin
Title:	Chief Executive Officer
Date:	March 13, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 9, 2006